Exhibit 25.1

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)            ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
Evelyn T. Furukawa
700 South Flower Street, Suite 500
Los Angeles, California 90017
213.630.6463
(Name, address and telephone number of agent for service)

NOBLE HOLDING INTERNATIONAL LIMITED
(Exact name of obligor as specified in its charter)

Cayman Islands	98-0477694
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o Maples and Calder P.O. Box 309 GT, Ugland House South Church Street Georgetown, Grand Cayman, Cayman Islands, BWI
(281) 276-6100	(Zip Code)
(Address of principal executive offices)

Senior Debt Securities
(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 14th day of November, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Assistant Treasurer

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Noble Holding International Limited, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos

Julie Hoffman-Ramos
Assistant Treasurer
Houston, Texas
November 14, 2008

REPORT OF CONDITION
Consolidating domestic subsidiaries of
The Bank of New York Mellon Trust Company NA
in the state of CA at close of business on June 30, 2008
published in response to call made by (Enter additional information below)
Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,964
Interest-bearing balances		0
Securities:
Held-to-maturity securities		35
Available-for-sale securities		295,737
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		34,400
Securities purchased under agreements to resell		90,123
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Tradinq Assets		0
Premises and fixed assets (including capitalized leases)		12,357
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		876,153
Other intangible assets		286,743
Other assets		140,067

Total assets		1,737,579

REPORT OF CONDITION (Continued)
LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		1,406
Noninterest-bearing	1,406
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		218,691
Subordinated notes and debentures		0
Other liabilities		132,014
Total liabilities		352,111
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		262,078
Accumulated other comprehensive Income		870
Other equity capital components		0
Total equity capital		1,385,468

Total liabilities, minority interest, and equity capital		1,737,579

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
I, Karen Bayz, Vice President (Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Michael K. Klugman, President	/s/ Michael K. Klugman

Director #2	Frank Sulzberger, Managing Director	/s/ Frank Sulzberger

Director #3	William D. Lindelof, Vice President	/s/ William D. Lindelof